[Letterhead of Bersch Accounting]


                                 March 5, 2001

VIA FAX

Mr. Gilles Laverdiere, President
Biogan International, Inc.
7213 Potomac Drive
Boise, ID 83704

Dear Gilles,

Effective 1:25 P.M. March 5, 2001, I am resigning as the auditor of Biogan International Inc., because of disagreements over: audit issues including scope; accounting matters; the inclusion, without our consent, of material in the 8-K Amendment #2 of October 24, 2000; information requiring the amendment of part of our audit report of June 30, 2000; and outstanding professional fees.

                                                     Very truly yours,

                                                     /S/ DENNIS W. BERSCH
                                                     ---------------------------
                                                     Dennis W. Bersch, CPA

cc:      Via Fax:

         Rutan & Tucker

         Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C. 20549

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